Exhibit 99.1

Verano Receives Approval to Launch Adult Use Cannabis Sales at Zen Leaf Neptune in New Jersey

●	Zen Leaf Neptune has received all required approvals from municipal and state officials to commence adult use cannabis sales, subject to receiving its final license from the state
●	Verano’s New Jersey operations also include Zen Leaf Lawrence Township and Zen Leaf Elizabeth –where New Jersey Governor Phil Murphy and other distinguished guests celebrated the launch of adult use cannabis sales in the Garden State on April 21 – and a state-of-the-art, 120,000 square foot cultivation and processing facility in Branchburg
●	Situated off busy 2100 NJ-66 in Neptune Township, approximately two miles from the Jersey Shore and popular landmarks such as the Asbury Park Boardwalk, Zen Leaf Neptune is a convenient cannabis dispensary for Jersey Shore tourists and locals
●	Nationally, Verano’s active operations span 13 states, comprised of 107 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, July 28, 2022 (GLOBE NEWSIRE) – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced that the Company’s Zen Leaf Neptune location in New Jersey has received all required approvals from municipal and state officials to commence adult use sales. The Company expects Zen Leaf Neptune to open for adult use customers in the near future, following the obtainment of its adult use license from the state.

Zen Leaf Neptune is conveniently located at 2100 NJ-66, just two miles from Jersey Shore beaches and popular landmarks including the Asbury Park Boardwalk. Upon the reception of its adult use license, Zen Leaf Neptune will hold a Grand Opening event to celebrate the kickoff of adult use cannabis sales with product specials, Zen Leaf and Verano merchandise giveaways, food trucks, and an overhead flying Zen Leaf blimp that will greet customers on arrival. Zen Leaf Neptune will continue to service its medical cannabis patients upon the launch of adult use sales, and to best ensure safe and speedy access, will offer dedicated hours and point-of-sale stations to New Jersey patients.

Quote from George Archos, Verano Founder and Chief Executive Officer:

“Commencing adult use cannabis sales at Zen Leaf Neptune will mark the culmination of a years-long effort to maximize Verano’s New Jersey footprint,” said George Archos, Verano Founder and Chief Executive Officer. “I would like to thank Governor Murphy, the New Jersey CRC, Neptune Township, and our valued team members, patients and customers for making this exciting day possible. We look forward to welcoming adult use customers at Zen Leaf Neptune alongside our valued medical patients on the beautiful Jersey Shore in the near future.”

Zen Leaf Neptune follows the Company’s two additional New Jersey Zen Leaf dispensaries in Lawrence Township and Elizabeth that launched adult use sales on April 21, 2022, when Governor Phil Murphy, Senate President Nicholas Scutari and other distinguished guests visited Zen Leaf Elizabeth to commemorate the end of cannabis prohibition in the Garden State. Business hours at Zen Leaf Neptune are Monday through Saturday, 8:00 a.m. – 10:00 p.m.; at the commencement of adult use sales, the first hour of business will exclusively be reserved for medical patients only. The dispensary will also be open exclusively for medical patients only on Sunday from 10:00 a.m. – 6:00 p.m.

Verano offers a wide range of premium cannabis products sold at its Zen Leaf New Jersey locations, including concentrates, edibles, vaporizers and flower. Customers may pre-order online at www.zenleafdispensaries.com for same day, in-store pick up, or through the Zen Leaf mobile application that is available in the Google Play and Apple App stores. The Company also offers home delivery for medical cannabis patients.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 14 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

julianna.paterra@verano.com

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. The forward-looking statements contained herein include, but are not limited to, statements or information with respect to the Company’s proposed restatement of the Prior Period Financials. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors discussed in the Company’s Form 10 filed on EDGAR at www.sec.gov. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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